                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                           NATIONAL MERCANTILE BANCORP
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                PRELIMINARY COPY

                          NATIONAL MERCANTILE BANCORP
                             1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 277-2265

                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                             ---------------------

  Date:   Thursday, April 27, 2000
  Time:   6:00 p.m.
  Place:  Mercantile National Bank
          1840 Century Park East
          Main Floor
          Los Angeles, California 90067

                                     [LOGO]

                                 March   , 2000

Dear Shareholders:

    We cordially invite you to attend the 2000 Annual Meeting of Shareholders. The meeting will be held on Thursday, April 27, 2000 at 6:00 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

    Attached are the Notice of the 2000 Annual Meeting of Shareholders, the Proxy Statement, the Proxy Card and a postage prepaid return envelope, as well as a copy of our Annual Report on Form 10-KSB. A copy of our 1999 Summary Annual Report was mailed to you previously.

    At the meeting, the shareholders will be asked to elect ten directors and to approve an amendment to the Articles of Incorporation to extend the restriction to prohibit, until July 1, 2003, the transfer of shares of common or preferred stock to any person who would become the beneficial owner of more than 4.5% of the Company's outstanding stock as a result of such transfer.

    At the meeting we will also report on our performance in 1999 and answer your questions regarding the Company.

    We look forward to seeing you at the meeting.

Sincerely,

[SIG]

                                                                           [SIG]

Robert E. Gipson                               Scott A. Montgomery
CHAIRMAN OF THE BOARD                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS...............      3

PROXY STATEMENT.............................................      4
  INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...........      4
    Why did you send me this proxy statement and proxy
     card?..................................................      4
    What am I voting on?....................................      4
    How many votes do I have?...............................      4
    What is "cumulative voting"?............................      4
    How are abstentions and broker non-votes treated?.......      5
    How do I vote?..........................................      5
    What does it mean if I receive more than one proxy
     card?..................................................      6
    How many votes may be cast at the Annual Meeting?.......      6
    How many shares do you need to hold the Annual Meeting
     (what are the quorum requirements)?....................      6
    Who nominates individuals for election to the Board of
     Directors?.............................................      6
    How many votes must the director nominees have to be
     elected?...............................................      6
    How many votes are required to amend the Articles of
     Incorporation?.........................................      7
    Who pays the costs of soliciting these proxies?.........      7

  ELECTION OF DIRECTORS.....................................      7
    Arrangement for Selection of Director...................      9
    Board and Committee Meetings............................      9
    Compensation of Directors...............................     10
    Certain Relationships and Related Transactions..........     10

  AMENDMENT TO THE ARTICLES OF INCORPORATION................     10
    Description of Article XIII.............................     10
    Reasons for the Amendment...............................     11
    Text of the Amendment...................................     11

  INFORMATION ABOUT NATIONAL MERCANTILE BANCORP COMMON AND
    PREFERRED STOCK OWNERSHIP...............................     12
    Security Ownership of Principal Shareholders and
     Management.............................................     12
    Compliance with Section 16(a) Beneficial Ownership
     Reporting..............................................     13

  EXECUTIVE OFFICERS........................................     13
    Compensation of Executive Officers......................     13
      Summary Compensation Table............................     13
      Option/SAR Grants in Fiscal Year 1999.................     14
      1999 Option Exercises and Year-End Option Values......     14
    Employment Agreement with Chief Executive Officer.......     14
    Compensation Committee Interlocks and Insider
     Participation..........................................     15
    Report on Executive Compensation for 1999...............     15

  PERFORMANCE GRAPH.........................................     17

  INDEPENDENT PUBLIC ACCOUNTANTS............................     17

  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING.............     18

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    The Annual Meeting of Shareholders of National Mercantile Bancorp will be held on Thursday, April 27, 2000 at 6:00 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

    At the Annual Meeting we will ask you to:

    1. Elect ten directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Alan Grahm, Antoinette Hubenette, M.D., Joseph W. Kiley III, Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson) are described in the accompanying Proxy Statement;

    2. Approve an amendment to Article XIII of the Articles of Incorporation to extend the termination date of that Article from July 1, 2000 to July 1, 2003 (in general, Article XIII prohibits the transfer of shares of common or preferred stock to any person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of the Company's capital stock); and

    3. Transact any other business that may properly be presented at the meeting.

    If you owned either Common Stock or Series A Noncumulative Convertible Preferred Stock of the Company on March 17, 2000, the record date, you are entitled to attend and vote at the meeting.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Alan Grahm
                                          CORPORATE SECRETARY

March   , 2000

                PROXY STATEMENT FOR NATIONAL MERCANTILE BANCORP
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT AND PROXY CARD?

    We sent you this Proxy Statement and the enclosed proxy card because you own shares of National Mercantile Bancorp. This Proxy Statement provides you with information which will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

    When you sign the proxy card, you appoint each of Scott A. Montgomery and Robert E. Thomson, Directors of National Mercantile Bancorp, as your representatives at the Annual Meeting (YOUR PROXIES). Mr. Montgomery and
Mr. Thomson will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Montgomery and Mr. Thomson will vote your shares, under your proxy, in accordance with their best judgment.

    We began sending this Proxy Statement, the attached Notice of Annual Meeting
and the enclosed proxy card on March   , 2000 to all shareholders entitled to
vote. Shareholders who owned stock on March 17, 2000 are entitled to vote. On the record date, there were 888,745 shares of Common Stock outstanding and 794,225 shares of Series A Noncumulative Convertible Perpetual Preferred Stock ("Series A Preferred Stock") outstanding which are convertible into two shares of Common Stock for each share of Series A Preferred Stock held for a total of 1,588,450 shares of Common Stock. These are our two classes of voting stock.

    We have also enclosed our 1999 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-KSB is not to be considered part of the soliciting materials. A copy of our 1999 Summary Annual Report was mailed to you previously.

WHAT AM I VOTING ON?

    We ask you to vote on the election of ten directors and an amendment to the Articles of Incorporation which would extend the termination date of
Article XIII (which imposes certain restrictions on the transfer of our shares). The sections entitled "Election of Directors" and "Amendment to Articles of Incorporation" give you more information on these proposals.

    At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

    You have one vote for each share of our Common Stock and two votes for each share of our Series A Preferred Stock. In the election of directors, you may be permitted to "cumulate" your votes.

WHAT IS "CUMULATIVE VOTING"?

    Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder plus two times the number of shares of Series A Preferred Stock held by the shareholder (since each share of

Series A Preferred Stock is entitled to two votes). For example, if you hold 1,000 shares of Common Stock and 200 shares of Series A Preferred Stock, you are entitled to 14,000 total votes (10 directors multiplied by one vote per share of Common Stock, or 10,000 votes, plus two votes per share of Series A Preferred, or 4,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

    Mr. Montgomery and Mr. Thomson (YOUR PROXIES) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

    Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. For any proposal other than the election of directors, an abstention on the proposal will be counted towards the tabulation of votes cast on the proposal and will have the same effect as a negative vote. A broker non-vote will not be counted either as a vote cast for or against the proposal. Abstentions and broker non-votes have no effect on the election of directors.

HOW DO I VOTE?

YOU MAY VOTE BY MAIL

    Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement and FOR the amendment to the Articles of Incorporation.

YOU MAY VOTE IN PERSON AT THE MEETING

    You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

MAY I REVOKE MY PROXY?

    If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

    - You may send in another proxy with a later date.

    - You may notify National Mercantile Bancorp's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    - You may vote in person at the Annual Meeting.

HOW WILL SHARES I HOLD IN STREET NAME BE VOTED?

    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

    We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

    If you own both Common Stock and Series A Preferred Stock or if you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each class of stock and for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

HOW MANY VOTES MAY BE CAST AT THE ANNUAL MEETING?

    Based on the number of shares of Common Stock and Series A Preferred Stock outstanding on the record date, up to 2,477,195 votes may be cast on any matter.

HOW MANY SHARES DO YOU NEED TO HOLD THE ANNUAL MEETING (WHAT ARE THE QUORUM REQUIREMENTS)?

    Shares are counted as present at the meeting if the stockholder either:

    - is present at the meeting, or

    - has properly submitted a proxy card

    Shares representing a majority of the outstanding votes on the record date of March 17, 2000 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

WHO NOMINATES INDIVIDUALS FOR ELECTION TO THE BOARD OF DIRECTORS?

    Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of National Mercantile Bancorp no more than 60 days prior to the Annual Meeting nor more than 10 days after the Notice of Annual Meeting is sent to shareholders. If the Notice of Annual Meeting is sent to shareholders exactly 10 days before the meeting, then your notice of intention to make a nomination to the Board of Directors must be made no later than the time fixed for the opening of the Annual Meeting as stated in the Notice of Annual Meeting. If you want to make a nomination to the Board of Directors you must give the following information to the extent known to you:

    - Name and address of each proposed nominee

    - Principal occupation of each proposed nominee

    - Number of shares of our stock owned by each proposed nominee

    - Your name and address and

    - The number of shares owned by you

    If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

HOW MANY VOTES MUST THE DIRECTOR NOMINEES HAVE TO BE ELECTED?

    The ten nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

HOW MANY VOTES ARE REQUIRED TO AMEND THE ARTICLES OF INCORPORATION?

    The Articles of Incorporation will be amended if the amendment is approved by shares representing a majority of the votes entitled to be cast on the matter. Because 2,477,195 votes may be cast at the Annual Meeting, the amendment will be approved if 1,238,598 votes are cast in favor of the amendment.

WHO PAYS THE COSTS OF SOLICITING THESE PROXIES?

    National Mercantile Bancorp pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

                             ELECTION OF DIRECTORS

    Our bylaws state that the Board of Directors will consist of not less then six directors nor more than eleven directors, with the exact number fixed from time to time by the Board or by the shareholders. The Board has currently set the number of directors at ten. There are no vacancies on the Board.

    Based on the recommendation of the Nominating Committee, the Board has nominated the ten current directors for re-election. If you re-elect them, they will hold office until the next annual meeting and their successors are duly elected and qualified. All nominees have indicated that they are willing to serve as a director. If any nominee is unable to serve, Mr. Thomson or Mr. Montgomery (YOUR PROXIES) may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next annual meeting. All directors elected at the Annual Meeting, other than Mr. Gipson, will also serve as directors of Mercantile National Bank (which currently has a Board of nine directors).

    The following information is provided regarding the nominees.

DONALD E. BENSON                            Mr. Benson is Executive Vice President and a director of
Director since 1998                         Marquette Bancshares, Inc., a bank holding company, an
Age 69                                      affiliate of the Conrad Company. He has served in those
                                            positions since 1992. Mr. Benson is also a director of
                                            Mesaba Holdings, Inc., commuter airline; Delta Beverage
                                            Group, Inc., a soft drink bottler and distributor; Mass
                                            Mutual Corporate Investors, a mutual fund; and Mass
                                            Mutual Participation Investors, a mutual fund.

JOSEPH N. COHEN                             Mr. Cohen is President of American Entertainment
Director since 1998                         Investors, Inc., a media financing and consulting firm,
Age 54                                      since February 1996 and a Principal of Abel's Hill
                                            Capital Corp., an investment banking firm, since October
                                            1996. From 1994 to 1996 Mr. Cohen was Co-Chairman of
                                            Inter Media Film Equities, Inc., a media financing
                                            consulting firm.

ROBERT E. GIPSON                            Mr. Gipson is President of Alpha Analytics Investment
Director since 1996                         Group, LLC, a registered investment advisor, and has
Age 53                                      served in that capacity since its organization in 1998.
                                            He is also Of Counsel to the law firm of Gipson
                                            Hoffman & Pancione and has been a lawyer with that firm
                                            since 1982. Mr. Gipson is also President of Corporate
                                            Management Group, Inc., a financial management company,
                                            since 1988. He is also a trustee of Meyers Pride Value
                                            Fund, a mutual fund, and trustee of Alpha Analytics
                                            Investment Trust, mutual funds. Mr. Gipson is Chairman
                                            of National Mercantile Bancorp since June 1997 and was
                                            Chairman of Mercantile National Bank from June 1997 to
                                            December 1998.

ALAN GRAHM                                  Mr. Grahm is co-owner of Bonny Doon Vineyards, a winery,
Director of Bancorp since 1983 and of the   since 1981. He was Chairman of the Board of an import
Bank since 1982                             company from 1954 to 1996. Mr. Grahm also serves as
Age 77                                      Secretary of National Mercantile Bancorp and Mercantile
                                            National Bank since June 1997.

ANTOINETTE HUBENETTE, M.D.                  Dr. Hubenette is President and a director of
Director since 1998                         Cedars-Sinai Medical Group (formerly Medical Group of
Age 51                                      Beverly Hills), a physician's medical practice group,
                                            since 1994. She has been a practicing physician since
                                            1982. From 1992 to 1997 she also served as a director of
                                            GranCare, Inc., a nursing home company.

JOSEPH W. KILEY III                         Mr. Kiley has been Executive Vice President--Operations
Director since 1997                         and Chief Financial Officer of National Mercantile
Age 44                                      Bancorp and Mercantile National Bank since August 1996.
                                            From July 1992 to August 1996 he was Executive Vice
                                            President and Chief Financial Officer of Hancock Savings
                                            Bank, FSB, in Los Angeles.

SCOTT A. MONTGOMERY                         Mr. Montgomery is President and Chief Executive Officer
Director since 1995                         of National Mercantile Bancorp and Mercantile National
Age 58                                      Bank. He served in that position for the Bank since
                                            November 1995. From June 1996 to June 1997 he was
                                            Executive Vice President and Chief Administrative
                                            Officer of Bancorp and was appointed President and Chief
                                            Executive Officer of Bancorp in June 1997. From
                                            September 1994 until November 1995, Mr. Montgomery was a
                                            consultant for various banks. Mr. Montgomery also served
                                            as a director of Tracy Federal Bank F.S.B. in Tracy,
                                            California from March 1995 to May 1997 and served as
                                            Vice Chairman of the Board of Directors from April 1996
                                            to May 1997.

JUDGE DION G. MORROW                        Judge Morrow has served as a private judge since
Director since 1998                         November 1995. From February 1978 to October 1995, he
Age 67                                      served as Judge of the Los Angeles Superior Court. Judge
                                            Morrow was named Chairman of the Board of Mercantile
                                            National Bank in December 1998.

CARL R. TERZIAN                             Mr. Terzian has been Chairman of the Board of Directors
Director since 1998                         and Chief Executive Officer of Carl Terzian Associates,
Age 64                                      a national public relations consulting firm, since 1969.
                                            Mr. Terzian is also a director of Transamerica
                                            Investors, Inc., a member of the Transamerica Corp.
                                            family, which manages its own mutual funds.

ROBERT E. THOMSON                           Mr. Thomson has been Of Counsel to the law firm of
Director of Bancorp since 1983 and of the   Jekel & Howard, LLP, since August 1996. He was an
Bank since 1982                             Executive Consultant to Sterling Forest Corporation, a
Age 58                                      real estate development company, from August 1994 to
                                            August 1996. He also served as Interim President and
                                            Chief Executive Officer of Mercantile National Bank from
                                            August to November 1995. Mr. Thomson has been Vice Chair
                                            of National Mercantile Bancorp and Mercantile National
                                            Bank since June 1991.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                        THE BOARD OF DIRECTORS' NOMINEES

ARRANGEMENT FOR SELECTION OF DIRECTOR

    In connection with Conrad Company's purchase of Series A Preferred Stock in our 1997 recapitalization, we agreed with Conrad Company that the Board of Directors would nominate for election as director a person or persons nominated by Conrad Company. The number of persons which Conrad Company can nominate is the number which it and its affiliates would be entitled to elect based on cumulative voting. This agreement with Conrad Company expires when Conrad Company no longer holds any shares of Series A Preferred Stock. Since 1998 Conrad Company has nominated one person, Donald E. Benson, as Director.
Mr. Benson is Executive Vice President and a director of Marquette
Bancshares, Inc., an affiliate of Conrad Company.

BOARD AND COMMITTEE MEETINGS

    The Board met 12 times during fiscal year 1999. No director attended less than 75% of all meetings of the Board of Directors and Committees on which he or she served held in 1999.

    The following table describes the Board's committees.

                                                                                              NUMBER OF
                                                                                              MEETINGS
NAME OF COMMITTEE AND MEMBERS                          FUNCTIONS OF THE COMMITTEE              IN 1999
-----------------------------               ------------------------------------------------  ---------
AUDIT COMMITTEE                             -  Recommends the selection of independent        3
Donald E. Benson, Chairman                     auditors to the Board
Joseph N. Cohen                             -  Approves the scope of the audits by the
Robert E. Gipson                               independent auditors and outside consultants
Dion G. Morrow                              -  Reviews audit reports, findings and
                                            accounting policies of independent auditors and
                                               outside consultants
                                            -  Reviews recommendations about internal
                                            controls
                                            -  Meets with management and also meets
                                            privately, outside the presence of management,
                                               with the independent auditors and outside
                                               consultants

                                                                                              NUMBER OF
                                                                                              MEETINGS
NAME OF COMMITTEE AND MEMBERS                          FUNCTIONS OF THE COMMITTEE              IN 1999
-----------------------------               ------------------------------------------------  ---------
COMPENSATION AND                            -  Oversees and directs the overall compensation      6
STOCK OPTION COMMITTEE                         policy
Judge Dion G. Morrow, Chairman              -  Reviews and recommends to the Board of
Alan Grahm                                     Directors all elements of compensation for
Antoinette Hubenette, M.D.                     the executive officers
Scott A. Montgomery                         -  Has authority to grant options under the
Robert E. Thomson                           stock option and stock incentive plans

NOMINATING COMMITTEE                        -  Recommends candidates to fill vacancies on         1
Robert E. Gipson, Chairman                  the Board of Directors
Donald E. Benson                            -  Recommends the slate of directors to be
Scott A. Montgomery                         elected at the annual meeting of shareholders
Carl R. Terzian                             -  Considers nominees for the Board of Directors
                                               recommended by shareholders

COMPENSATION OF DIRECTORS

    In 1999, non-employee directors received the following compensation:

    - The Chairman of National Mercantile Bancorp received a monthly retainer of $300 and the Chairman of the Bank received a monthly retainer of $500. The Chairmen also received an additional $400 for each Board meeting attended and $150 for each Board Committee meeting attended.

    - Each other non-employee Director received a monthly retainer of $400 and an additional $400 for each Board meeting attended and $100 for each Board Committee meeting attended.

    - The Chairman of the Loan Committee received a monthly retainer of $150 and each other non-employee member of the Loan Committee received a monthly retainer of $100.

    Directors who are employees (Messrs. Montgomery and Kiley) received no separate compensation for their services as directors. We do not reimburse directors for travel and other related expenses incurred in attending shareholders, Board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From time to time we have made loans to directors and executive officers. All of these loans which were either made or were outstanding in 1999 were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

    The Board of Directors has approved an amendment to Article XIII of the Articles of Incorporation to extend the termination date of that Article from July 1, 2000 to July 1, 2003.

DESCRIPTION OF ARTICLE XIII

    Article XIII prohibits the transfer of shares of Common Stock and Series A Preferred Stock to a person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of the Company's stock (as the term "stock" is defined, and such ownership is determined, under Section 382 of the Internal Revenue Code of 1986). The transfer restriction will expire
(i) July 1, 2000
or (ii) upon the occurrence of any transaction in which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of capital stock. In addition, the Board of Directors is expressly empowered to waive application of this transfer restriction to any specific transaction provided that such waiver is by resolution of the Board of Directors duly considered and approved by at least a majority of the Board of Directors prior to any such transfer of stock.

    This transfer restriction was originally adopted because National Mercantile Bancorp had substantial tax net operating loss carryforwards ("NOLs") in 1997. Federal and state income tax laws provide that following an ownership change of a corporation with a NOL, a net unrealized built-in loss or tax credit carryovers, the amount of annual post-ownership change taxable income that can be offset by pre-ownership change NOLs, built-in losses or tax credit carryovers, generally cannot exceed a prescribed annual limitation. The annual limitation generally equals the product of the fair market value of the corporation immediately before the ownership change (subject to certain adjustments) and the federal long term tax-exempt rate prescribed monthly by the Internal Revenue Service. If such limitations were to apply to the Company, the ability of the Company to reduce future taxable income by the NOLs could be severely limited. In addition, the use of certain other deductions attributable to events occurring in periods before such an ownership change, that are claimed within the five-year period after such ownership change, may also be limited (such deductions, together with net operating loss carryforwards, "pre-change losses").

REASONS FOR THE AMENDMENT

    As of December 31, 1999, we had NOLs of $20.3 million and $4.7 million for federal and California purposes, respectively. The Board of Directors approved the amendment to minimize the risk that our use of these NOLs would be limited under Section 382 without the consent of the Board by extending the share transfer restriction; without such restriction, transfers by some shareholders could result in a change in ownership under Section 382.

TEXT OF THE AMENDMENT

    The amendment would revise subparagraph (D) to read as follows (with the change shown by strikeout):

        "(D) TERMINATION. This Article XIII shall have no applicability and shall be of no force and effect notwithstanding notations to the contrary on any certificates evidencing ownership of any securities of the Corporation,
    (i) on or after July 1, <#>2000</#> 2003 or (ii) upon the occurrence of any transaction which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquirer will own at least a majority of the outstanding shares of capital stock."

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO
            ARTICLE XIII OF THE ARTICLES OF INCORPORATION TO EXTEND
                         THE SHARE TRANSFER RESTRICTION

              INFORMATION ABOUT NATIONAL MERCANTILE BANCORP COMMON
                         AND PREFERRED STOCK OWNERSHIP

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table provides information as of the record date regarding the Common Stock and the Series A Preferred Stock beneficially owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or outstanding Series A Preferred Stock; (ii) each of our directors; (iii) each of our current executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our current executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                                               PERCENT OF
                                                                                                                CLASS OF
                                                NUMBER OF    RIGHT TO               NUMBER OF                  COMMON AND
                                                  COMMON      ACQUIRE               PREFERRED                   SERIES A
NAME AND ADDRESS OF                               SHARES      COMMON     PERCENT      SHARES     PERCENT    PREFERRED SHARES
BENEFICIAL OWNER(1)(2)                            OWNED      SHARES(3)   OF CLASS    OWNED(4)    OF CLASS     COMBINED(4)
----------------------                          ----------   ---------   --------   ----------   --------   ----------------
Conrad Company................................    26,244          -0-       3.0      907,914       57.2           37.7
  3800 Dain Bosworth Plaza
  60 South Sixth Street
  Minneapolis, Minnesota 55402
9830 Investments No. 1,
  a California Limited Partnership............       -0-          -0-       -0-      126,564        8.0            5.1
  9830 Wilshire Boulevard
  Beverly Hills, California 90212
Wildwood Enterprises Inc.
  Profit Sharing Plan & Trust.................       -0-          -0-       -0-      100,880        6.4            4.1
  1901 Avenue of the Stars
  Suite 1100
  Los Angeles, California 90067
Donald E. Benson..............................    27,600        1,600       3.3          -0-        -0-            1.2
Joseph N. Cohen...............................       150        1,600        --          -0-        -0-             --
Robert E. Gipson..............................    37,256        1,600       4.4          446         --            1.6
Alan Grahm....................................    10,818        1,050       1.3       10,000         --             --
Antoinette Hubenette, M.D.....................       200        1,600        --          -0-        -0-             --
Joseph W. Kiley III...........................       220       16,027       1.8          -0-        -0-             --
Scott A. Montgomery...........................    10,880      177,508      17.7        6,758         --            7.4
Judge Dion G. Morrow..........................     2,850        1,600        --          -0-        -0-             --
Carl R. Terzian...............................       175        1,600        --          -0-        -0-             --
Robert E. Thomson.............................     3,136        1,050        --        1,278         --             --
All directors and executive officers as a
  group (10 persons)..........................    93,285      205,535      27.5       18,482        1.2           12.0

------------------------------

--  Less than one percent (1%)

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially" own common or preferred stock not only if you hold it directly, but also if you own it indirectly (THROUGH A RELATIONSHIP, A POSITION AS A DIRECTOR OR TRUSTEE, OR A CONTRACT OR UNDERSTANDING), have or share the power to vote the stock, to sell it or have the right to acquire it within 60 days.

(2) The business address of each director and executive officer is c/o National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

(3) Shares that can be acquired by exercising stock options within 60 days of the record date.

(4) Assumes conversion of each outstanding share of Series A Preferred Stock into two shares of Common Stock.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock or Series A Preferred Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 1999.

                               EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows certain information regarding compensation paid during the last three years to the Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 during 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                COMPENSATION
                                             ANNUAL COMPENSATION            ---------------------
NAME AND                                   ------------------------         SECURITIES UNDERLYING       ALL OTHER
PRINCIPAL POSITIONSS              YEAR     SALARY ($)    BONUS ($)            OPTIONS/SAR'S (#)     COMPENSATION ($)
--------------------            --------   -----------   ----------         ---------------------   -----------------
Scott A. Montgomery ..........    1999       250,000       50,700(1)                  -0-                  8,159
  President and Chief             1998       233,333       32,250(1)               73,000                 15,290
  Executive Officer               1997       213,333       11,600(1)(2)            60,504(3)               2,724

Joseph W. Kiley III ..........    1999       127,201       35,000                  15,000                 16,684(4)
  Executive Vice President--      1998       128,333       20,000                  24,770                 14,580
  Operations and                  1997       122,917       14,000                   8,800                 14,400
  Chief Financial Officer

Randall G. Ewig ..............    1999       120,000           --                      --                  4,200
  Executive Vice President and    1998        60,000       10,000                  10,000                  2,100
  Chief Credit Officer(5)         1997            --           --                      --                     --

------------------------

(1) Incentive bonus based on 5% of pretax net profit pursuant to employment agreement.

(2) Includes discretionary bonus of $5,000.

(3) Includes an option and tandem stock appreciation rights ("SAR") for 16,500 shares of common stock.

(4) Consists of club membership fees, automobile allowance and Company-matching 401(k) contribution.

(5) Mr. Ewig commenced employment with the Company on July 1, 1998 and resigned on January 31, 2000.

    The following table sets forth information concerning options granted to the Named Executive Officers during 1999.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1999

                              (INDIVIDUAL GRANTS)

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                             NUMBER OF     PERCENT OF TOTAL                                      STOCK PRICE
                             SECURITIES      OPTIONS/SARS                                        APPRECIATION
                             UNDERLYING       GRANTED TO        EXERCISE OR                   FOR OPTION TERM(1)
                            OPTIONS/SARS       EMPLOYEES        BASE PRICE     EXPIRATION   ----------------------
NAME                        GRANTED (#)    IN FISCAL YEAR(2)   PER SHARE ($)      DATE       5% ($)       10% ($)
----                        ------------   -----------------   -------------   ----------   --------      --------
Joseph W. Kiley III.......      5,000             5.5%              4.88        02/26/09     15,345        38,887
Joseph W. Kiley III.......     10,000            10.9%              4.59        08/27/09     28,866        73,153

------------------------

(1) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the option term. These amounts do not represent our estimate or projection of the future price of the Common Stock. If the Common Stock does not appreciate, the optionees will receive no benefit from the options.

(2) Total options include option grants to non-employee directors.

    The following table sets forth certain information regarding options exercised during 1999 by the Named Executive Officers and the options held by the Named Executive Officers at year-end.

                1999 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                                SHARES                   AT FISCAL YEAR END (#)       AT FISCAL YEAR END ($)(1)
                             ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   --------   -----------   -------------   -----------   -------------
Scott A. Montgomery........      -0-          -0-         169,258(2)     8,250             --             --
Joseph W. Kiley III........      -0-          -0-          16,027       23,743             --             --
Randall G. Ewig............      -0-          -0-           3,334        6,666             --             --

------------------------

(1) In accordance with Securities and Exchange Commission rules, the value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 1999 ($4.50 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. No options were in-the-money at December 31, 1999.

(2) Includes an option with tandem stock appreciation rights (SARs) with respect to 16,500 shares of Common Stock.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

    Mr. Montgomery and Mercantile National Bank entered into an employment agreement in 1996 and in 1999 entered into a new employment agreement effective as of January 1, 1999 and terminating December 31, 2004. Under the new agreement, Mr. Montgomery is entitled to: (1) an annual base salary of $250,000 (subject to increase at the discretion of the Board); (2) an incentive bonus equal to 5% of the Bank's pretax net profit in any year; (3) an additional incentive bonus of 2% of the Bank's pretax net profit in any year in which the Bank achieves both a pretax net profit and return ratio of at least 1.5% of pretax net profit to assets; and (4) certain other benefits, including a company automobile and payment of club membership dues. Pursuant to the agreement, Mr. Montgomery's cash compensation (salary and bonus) may not exceed $400,000 in any calendar year. The Bank may terminate Mr. Montgomery's employment at any time with or without cause, provided that if termination is without cause, Mr. Montgomery would be entitled to receive as severance pay his base salary for 18 months following termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999 Mr. Grahm, Dr. Hubenette, Mr. Montgomery, Judge Morrow and
Mr. Thomson served as members of the Compensation & Stock Option Committee. All members of the Committee during 1999 were outside directors, except for Mr. Montgomery, President and Chief Executive Officer. Mr. Montgomery was excluded from participating in any action taken by the Committee or the full Board of Directors relating to his own compensation.

                   REPORT ON EXECUTIVE COMPENSATION FOR 1999

    This report of the Compensation & Stock Option Committee is not deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

    The Compensation and Stock Option Committee of the Board administers our executive compensation program. The Committee has furnished the following report on executive compensation for 1999.

COMPENSATION POLICY

    The main objective of our executive compensation program is to offer competitive compensation to attract and retain qualified executives, to motivate performance and to achieve our long-term goals. We believe our compensation program has an appropriate relationship between executive pay and enhancing shareholder value. The compensation program consists of base salary, stock options and bonuses. During 1999, the compensation program has been more directly related to performance. For example, the base salaries of the senior executives were fixed for 1999 at 1998 levels and Mr. Montgomery's base compensation has been fixed through 2001. Executive bonus compensation is directly related to increased earnings and shareholder value. Hence, the executive management team's bonus compensation may increase or decrease based on the Company's increased or decreased earnings. The Committee or the full Board of Directors may authorize discretionary bonuses to executives and other key personnel for outstanding contributions to our growth and profitability, or to attract and retain qualified executives based on factors other than earnings.

BASE SALARY

    We pay salaries that are competitive with those paid by other banks and financial institutions of similar size and performance which are located in the same general geographic area. We obtain peer group data from various sources, including compensation surveys, industry studies and proxy statements of other financial institutions. We review and set salary ranges annually to ensure that the base salary ranges reflect competitive job market conditions.

    We pay cash compensation based upon the executive's experience, past and potential future contributions to National Mercantile Bancorp and Mercantile National Bank. Annual salary increases are based on the executive's responsibilities, performance and achievement of pre-established goals. However, as mentioned above, executive base salaries are capped at 1998 levels for 1999 and for Mr. Montgomery until 2001.

STOCK OPTIONS

    We believe that stock ownership by executives and employees provides valuable performance incentive. We have granted stock options under various stock plans since 1983. We also believe that stock ownership by executives and employees creates a vital long term partnership between management and other shareholders. The Committee views stock options as a strong incentive and an important component for management to increase shareholder value. Historically, we have granted stock options at fair market value of the Common Stock at the date of grant.

CEO COMPENSATION

    During 1999 the Company's Chief Executive Officer, Scott Montgomery, was compensated in accordance with his employment agreement. See "Executive Officers--Employment Agreement with Chief Executive Officer." During 1999 the Committee evaluated Mr. Montgomery's performance and determined that Mr. Montgomery had been a vital factor in increasing the Company's profitability and success and had performed in an outstanding manner.

TAX LIMITS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. The compensation expense associated with the exercise of non-incentive options in certain circumstances by an executive officer could be included towards the $1,000,000 limit. All compensation paid to the Company's executive officers in 1999 will be deductible.

Dated: March   , 2000                          Compensation & Stock Option Committee
                                                 Dion G. Morrow, Chairman
                                                 Alan Grahm
                                                 Antoinette Hubenette, M.D.
                                                 Scott A. Montgomery
                                                 Robert E. Thomson

                               PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns (STOCK PRICE APPRECIATION PLUS REINVESTED DIVIDENDS) for the Common Stock, the NASDAQ Market Index and a selected peer group. The peer group includes the following companies: City National Corporation, First Charter Corporation, First Regional Bancorp, Imperial Bancorp and Professional Bancorp, Inc.

    The closing price of our Common Stock on December 31, 1999 was $4.50 per share. The stock price performance of our Common Stock shown in the graph below represents past performance only and does not necessarily indicate future performance.

                COMPARISON OF FIVE-YEAR TOTAL SHAREHOLDER RETURN
                   AMONG NATIONAL MERCANTILE BANCORP, NASDAQ
                       MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE           12/30/1994  12/29/1995  FISCAL YEAR ENDING  12/31/1997  12/31/1998
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS                              12/31/1996
COMPANY/INDEX/MARKET
National Mercantile                                                100.00       57.14               40.47       50.34       33.56
Customer Selected Stock List                                       100.00      150.65              228.97      429.51      380.57
NASDAQ Market Index                                                100.00      129.71              161.18      197.16      270.08

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE           12/31/1999
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS
COMPANY/INDEX/MARKET
National Mercantile                                                 37.76
Customer Selected Stock List                                       367.68
NASDAQ Market Index                                                490.46

    Assumes $100 invested on December 30, 1994 and that dividends are reinvested through December 31, 1999.

INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP audited our financial statements for the year ended December 31, 1999. We expect a representative from Arthur Andersen LLP will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    If you wish to submit proposals to be included in our proxy statement for the 2001 Annual Meeting of Shareholders, we must receive them on or before
            , 2000. Please address your proposals to: Corporate Secretary, National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.]

                                          By Order of the Board of Directors

                                          [SIG]

                                          Alan Grahm
                                          CORPORATE SECRETARY

Dated: March   , 2000

PROXY                                                           PRELIMINARY COPY
                          NATIONAL MERCANTILE BANCORP
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2000

    The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each, to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the "Meeting") to be held on April 27, 2000 at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, CA 90067, beginning at 6:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as
set forth in the March   , 2000 proxy statement.

          PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                             "FOR" ALL NOMINEES AND
              "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION

1.   Election of the following nominees as directors: Donald E.
     Benson, Joseph N. Cohen, Robert E. Gipson, Alan Grahm,
     Antoinette Hubenette, M.D., Joseph W. Kiley III, Scott A.
     Montgomery, Judge Dion G. Morrow, Carl R. Terzian and
     Robert E. Thomson.
                    / / FOR        / / WITHHOLD
     (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).
2.   Amendment to Article XIII of the Articles of Incorporation
     to extend the termination date for the Article XIII (which imposes a share transfer restriction) from July 1, 2000 to
     July 1, 2003.
           / / FOR        / / AGAINST        / / ABSTAIN

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-KSB OF NATIONAL MERCANTILE BANCORP.

                                                          (Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

                                                          Dated: , 2000

                                                          Signature

                                                          Signature if held jointly

                                                          I plan to attend the Meeting: Yes / /  No / /

                                                          This proxy will be voted FOR the nominees unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting.